UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2012

U.S. BANCORP

(Exact name of registrant as specified in its charter)

1-6880

(Commission

File Number)

Delaware	41-0255900
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices and zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Redemption of Trust Preferred Securities.

On April 18, 2012, U.S. Bancorp (the “Company”) submitted redemption notices to the property trustee for each trust listed below, which will result in the redemption of the trust preferred securities identified below on the redemption date specified for each security. The trust preferred securities will be redeemed at the redemption price of $25 per trust preferred security plus accrued and unpaid distributions through the redemption date. The USB Capital XI trust preferred securities have been callable at any time on or after September 15, 2011, and the USB Capital XII trust preferred securities have been callable at any time on or after February 15, 2012. Under applicable regulatory capital guidelines issued by bank regulatory agencies, upon notice of redemption, these trust preferred securities will no longer qualify as Tier 1 capital for the Company. These redemptions are consistent with the capital plan the Company submitted to the Federal Reserve Board, and will be funded in part by proceeds from the public offering of depositary shares representing an interest in the Company’s Series G Non-Cumulative Perpetual Preferred Stock, which offering commenced on April 17, 2012.

Trust	Security	Principal Amount	CUSIP	Redemption Date
USB Capital XI	6.60% Trust Preferred Securities	$765,000,000	903300200	May 18, 2012
USB Capital XII	6.30% Trust Preferred Securities	$535,000,000	903305209	May 18, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

Date: April 18, 2012	By:	/s/ Lee R. Mitau
Lee R. Mitau
Executive Vice President, General Counsel and Corporate Secretary